Exhibit 99.1

2019 Investor Day August 14, 2019 Oakland, California

Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of August 14, 2019. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 11-20 of our 2018 Form 10-K filed on March 4, 2019 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

Agenda Introduction & Corporate Priorities Matt Cox, Chairman and CEO Financial Overview Joel Wine, SVP and CFO Operations & Fleet Update Ron Forest, President Sand Island Investment Update Vic Angoco, SVP, Pacific Update on Commercial Markets John Lauer, SVP and Chief Commercial Officer Update on Matson Logistics Jerome Holland, AVP Strategic Planning, Matson Logistics Update on Span Alaska Tom Souply, President of Span Alaska Concluding Remarks Matt Cox, Chairman and CEO Questions & Answers

Matt Cox, Chairman and CEO Introduction & Corporate Priorities

Matson’s Mission & Vision Our Mission To move freight better than anyone Our Vision To create shareholder value by: Being our customers’ first choice Leveraging our core strengths to drive growth and increase profitability Improving the communities in which we work and live Being an environmental leader in our industry Being a great place to work

Current Priorities Priority Commentary Complete Hawaii service fleet renewal Lurline christened June 15th; on track for delivery in 4Q19 Matsonia construction started on building ways Daniel K. Inouye and Kaimana Hila performing well Upgrade Sand Island terminal Expect the three new cranes to be in service by the end of 3Q19 Other infrastructure work in Phase I progressing well Prepare for IMO 2020 First scrubber installed; vessel back in service Second of six vessels in scrubber program is in dry-dock De-lever the balance sheet beginning in 2020 2Q19 leverage covenant level below 3.0x Cash flow remains strong Organic growth opportunities Shifted Kaimana Hila to CLX service for dry-dock relief and in light of muted outlook in Hawaii SSAT start-up at T-5 Leverage network into new opportunities Niche opportunities in Logistics

Financial Overview Joel Wine, SVP and CFO

See Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics (1) Net Income in 2017 includes the benefit of a one-time, non-cash adjustment of $154.0 million related to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”). (2) Net Income in 2018 includes a non-cash tax expense of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Act. (3) LTM Net Income includes a non-cash tax benefit of $3.1 million related to discrete adjustments as a result of applying the provisions of the Tax Act. Matson’s Performance Since Separation Operating Income, Net Income and EBITDA (1)(2)(3) (6/30/19) $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 2018 LTM $ in millions Operating Income Net Income EBITDA (1) (2) (3)

See Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics Matson’s Performance Since Separation (continued) Cash Flow from Operations and EBITDA (6/30/19) 0% 20% 40% 60% 80% 100% 120% $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 2018 LTM CFFO / EBITDA CFFO and EBITDA ($ in millions) Cash Flow from Operations (CFFO) EBITDA CFFO / EBITDA

Balance Sheet and Capital Structure

Summary Balance Sheet

($ in millions)	June 30, 2019	December 31, 2018
ASSETS		
Cash and cash equivalents	$ 24.0	$ 19.6
Other current assets	265.6	298.8
Total current assets	289.6	318.4
Investment in Terminal Joint Venture	86.7	87.0
Property and equipment, net	1,398.7	1,366.6
Intangible assets, net	208.4	214.0
Goodwill	327.8	327.8
Other long-term assets	346.3	116.6
Total assets	**$ 2,657.5**	**$ 2,430.4**
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current portion of debt	$ 53.6	$ 42.1
Other current liabilities	371.8	328.7
Total current liabilities	425.4	370.8
Long-term debt	791.0	814.3
Other long-term liabilities	675.9	490.0
Total long-term liabilities	1,466.9	1,304.3
Total shareholders' equity	765.2	755.3
Total liabilities and shareholders' equity	**$ 2,657.5**	**$ 2,430.4**

Total Debt-to-EBITDA [(1)]



3.5 x
3.0 x
2.5 x
2.0 x
1.5 x
1.0 x
0.5 x
0.0 x
2012
2013
2014
2015
2016
2017
2018
LTM(2)
(6/30/19)

- Expect leverage to peak in early 2020 in the low-to-mid 3xs
- We are continuing to look at capital structure optimization alternatives, including Title XI

See Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics
(1) EBITDA on an as-reported basis, which is lower than the EBITDA calculated under the debt agreements.
(2) Total debt / EBITDA per debt agreement covenant was 2.98x as of June 30, 2019.

10 | 2019 Investor Day | August 14, 2019

Matson.

Capital Allocation Strategy FY 2019 cash flow priorities: Maintenance capex New vessel payments Sand Island terminal Phase I upgrade Capital allocation in FY 2020 through FY 2022: Maintenance capex and scrubbers Reduce leverage to the “low-2xs” Organic growth Acquisitions Next major capital demand is re-fleeting Alaska vessels in late 2020s

Actual and Estimated Other Capital Expenditures ($ in millions) Actual and Estimated Other Capital Expenditures (including maintenance capex)(1) (1) Cost and timing of projects subject to change. Key Projects: Sand Island cranes and related infrastructure Cost ~ $60 million Timing: 2018 to 2020 6 scrubbers Cost ~$9-10 million per vessel Timing: 2019 and 2020 New Span Alaska facility in Anchorage Cost ~ $26 million Timing: 2018 and 2019 Maintenance capex target of ~$50 million 3 new scrubbers announced in May 2019 $55.0 $62.6 $100.0 $85.0 $27.0 2017 2018 2019E 2020E

2019 Outlook FY 2019 Outlook Items Full Year Third Quarter Operating Income: Ocean Transportation Approximately 20% lower than the $131.1 million achieved in FY 2018 after adjusting 2018 result for full year impact of vessel sale-leaseback Moderately lower than the 3Q18 level of $48.7 million Logistics 10-15% higher than FY 2018 level of $32.7 million Approximate the 3Q18 level of $9.9 million Depreciation and Amortization Approximately $133 million, including $38 million in dry-dock amortization - EBITDA To approximate $270 million - Other Income/(Expense) Approximately $2.7 million - Interest Expense (excluding capitalized interest) Approximately $25 million - GAAP Effective Tax Rate Approximately 26%, excluding positive non-cash tax adjustment of $2.9 million in 1Q 2019 -

A Look at 2020 NOTE: Numbers used in this slide include previously disclosed: (i) approximately $30 million of total benefits from the 4 new vessels, the magnitude and timing of benefits subject to change based on fleet configuration and in-service timing; (ii) the expected financial pay-back benefits from the exhaust gas scrubber installations; and (iii) benefits from the new crane installations and modifications to existing cranes and other infrastructure investments at the Sand Island terminal. Actual operating cost reductions and additional revenue achieved may vary compared to those used in our projection of benefits. These benefits exclude the net effects of any changes in business activity in the tradelanes and should not be construed to mean that the Company’s Outlook for 2020 will be $30 million higher than 2019. The Company is making no statement regarding overall 2020 Outlook at this time. We expect approximately $30 million in financial benefits in 2020 from new vessels and other infrastructure investments and $40 million annually thereafter. 2019 is a transition year with several significant investment programs nearing finalization Reaffirm the previously mentioned financial benefits of the new vessels Some portion of these benefits already being captured in fiscal 2019 with Daniel K. Inouye and Kaimana Hila in service, the impact of which is included in our full year 2019 Outlook In 2020, we expect approximately $30 million in incremental financial benefits compared to 2019 comprised of: Vessel benefits of a 9 ship deployment for a full year, reduced operating and maintenance expenses, utilization of the newly installed exhaust gas scrubbers, autos/rolling stock garage capacity utilization, and larger capacity vessel in the CLX; and Crane and other infrastructure investments at Sand Island In 2021 and thereafter, we expect approximately $40 million in annual benefits compared to 2019, due to full year run-rates from all investments

Operations & Fleet Update Ron Forest, President

Operations and Fleet Update Hawaii Fleet Renewal Fleet Transition Plan IMO 2020 and Fuel Strategy SSAT Joint Venture

Hawaii Fleet Renewal Two vessels already delivered and performing well. The first Kanaloa Class vessel will be delivered later this year. Vessel Delivery Estimate % Completed(1) Milestone Payments Remaining as of 6/30/19 ($ in millions)(2) Daniel K. Inouye Delivered 100% $4.3(3) Kaimana Hila Delivered 100% $4.0(3) Lurline 4Q ’19 94% $69.8 Matsonia 3Q ‘20 24% $156.9 Source: Management As of August 2, 2019. Excludes capitalized interest and owner’s items. Held in escrow and noted as restricted cash on the Company’s balance sheet.

Aloha Class Vessels Greater capacity results in better freight management Meeting or exceeding design speed (23.5 knots) Faster vessels provide more slack in schedule Achieving expected cost savings Lower maintenance and dry-dock costs Lower fuel consumption per TEU than existing ships Meeting environmental expectations Early operating results on Daniel K. Inouye and Kaimana Hila are meeting expectations.

Hawaii Fleet Efficiency Source: Management By the end of 2019, we expect to be in a 9-ship deployment. 10.0 9.3 9.1 9.2 9.5 9.0 9.2 10.0 10.7 10.6 10.1 9.8 9.0 0.0 3.0 6.0 9.0 12.0 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019E 2020E Fleet Size Vessel utilization Hawaii Tradelane Utilization and Fleet Size Fleet Size Vessel Utilization

Vessel Recycling Program Vessel Recycle Date Status(1) Fairbanks 2016 100% Complete Lurline 2017 100% Complete Mauna Loa/Kea(2) 2018 100% Complete Navigator 2018/19 100% Complete Consumer 2018/19 80% Complete Maui 2019 10% Complete Producer 2019 In Bid Process Matsonia 2019/20 Planned Recycling Kauai 2019/20 Planned Recycling Lihue 2019/20 Planned Recycling We recycle our vessels in an environmentally responsible manner. Source: Management As of August 2, 2019. Barges. Brownsville, Texas

IMO 2020 and Fuel Strategy IMO 2020 regulation: all vessels worldwide restricted to 0.5% sulfur content fuel Current options available to Matson to comply with IMO 2020 regulations: Matson will be 100% compliant with IMO 2020 regulations. 0.5% Distillate Expensive Prolonged use could lead to higher “wear and tear” 0.5% Residual Expensive Availability in our ports is main concern Some “wear and tear” possible Exhaust Gas Cleaning Systems (“Scrubbers”) Less expensive Heavy Fuel Oil We have a history with scrubbers in Alaska service; short pay-back period Liquefied Natural Gas (“LNG”) Less expensive LNG Infrastructure lacking in the major U.S. West Coast ports Matson’s Strategy: In August 2018, announced investment in (3) scrubbers on the 2600s at a cost of $9 million per install In May 2019, announced that will invest in (3) additional scrubbers at a cost of $10 million per install New vessels will run on compliant fuel while determining use of LNG or scrubbers

SSAT Joint Venture Matson owns a 35% interest in SSA Terminals, LLC (SSAT), the leading U.S. West Coast terminal operator SSAT provides terminal and stevedoring services to carriers at 8 terminal facilities Overview Updates and Opportunities OICT crane modernization New and upgraded cranes to be able to service larger vessels Seattle joint venture SSAT is the best operator on the U.S. West Coast. SSAT JV Equity Income (Loss) (6/30/19) Port Terminal Acreage Long Beach Pier A 196 C60 70 Tacoma - 123 Oakland OICT 270 B63 80 Seattle T-5 ~53* T-18 196 T-30 70 Includes additional expense related to the early adoption of the new lease accounting standard. * Based on first phase of development with the potential to increase acreage. (1) -$10 $0 $10 $20 $30 $40 2012 2013 2014 2015 2016 2017 2018 LTM $ in millions

SSAT Joint Venture – Seattle Terminal Plan Matson’s move to T-5 is part of the first phase in the Seattle terminal plan. SSAT is currently operating at (with JV partners): T-5 T-18 T-30

Sand Island Investment Update Vic Angoco, SVP, Pacific

Overview of Honolulu Harbor Matson currently occupies Piers 51C, 52 and 53 Roll-on / Roll-off (Ro-Ro) operation at Pier 32/33 across from Piers 52 and 53 Load-on / Load-off (Lo-Lo) operation at Piers 51C, 52 and 53 Barge operation typically done at Pier 51C  The Annex pasha SAND ISLAND 51A 51B 51C 52 53 Cruise Ship piers Kapalama Military Reservation Auiki Nimitz Hwy. sand Island Access Ed. IWILEL Commercial fishing facilities Aloha Tower Tourist Area DOWNTOWN Honolulu Business District 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 Ala Mona Mall (1.2mil) Piers 13-20 Auiki

Sand Island Investments Overview Phase I: $60 million crane program (announced August 2017) Three new gantry cranes and retrofit of three existing gantry cranes Demolition of four existing cranes Requires electrification and other related infrastructure upgrades Phase II: Yard and gate upgrade Lane expansion with automated gate Start in 2020 Approximately 1 year project Phase III: Piers 51A and 51B expansion Timing based on Pasha moving to Kapālama Container Terminal (KCT) in 2022/2023 Work involved includes demolition and rebuild to work operationally with the remaining Sand Island pier operations Approximately 1 year project The Sand Island investments we are making today are meant to address increased volume and activity over the next 40-50 years.

Sand Island Investments Overview (continued) Matson is conducting Ro-Ro and Lo-Lo operations at two different pier locations Adds the expense of shifting vessel (e.g., fuel, labor, tugs and pilots) Terminal is congested, which is leading to increased inefficiencies and operating costs Existing cranes are not capable of working the capacity of the new vessels Several existing cranes are 40 years old Risk of reduced availability Increasing maintenance costs with age Issues with Current Configuration After Phase III of Terminal Upgrade Matson can conduct all operations on Sand Island Can manage peak container periods without the use of The Annex Expect increased productivity and lower costs with congestion issues addressed New and upgraded cranes will be able to manage peak container volumes inbound and outbound

Sand Island Investments – Phase I Pursued a plan to minimize costs, disruptions and risks. Action item Status / Proposed Timing Purchase and install 3 new gantry cranes Cranes arrived in April 2019 Two of three cranes commissioned Expect cranes to be in service by the end of 3Q19 Upgrade the power supply on 3 existing cranes (from 2.4kV to 11.5kV) October 2019-May 2020 Upgrading the infrastructure to support new electrical power supply (cable trench and Power Distribution Center) Completed in May 2019 Demolish 4 existing cranes September-December 2019, September 2020 Move one existing crane to Pier 51C June 2020

Sand Island Investments – Phase I (continued) Staging Area Current Work Areas Cable trench for panzer belt Power Distribution Center (PDC) Crane tiedowns Cabling to electrify 51C (currently runs on diesel) Crane vault Complete New cranes – 2 of 3 cranes commissioned

Sand Island Investments – Phase I (continued) Cranes entering Honolulu Harbor.

Sand Island Investments – Phase I (continued) First crane off-loaded from ship to temporary rails. Crane is jacked up to turn the wheels.

Sand Island Investments – Phase I (continued) Crane set to be sloped down the temporary rails on to the Pier 52 crane rails.

Sand Island Investments – Phases II and III Phase II Automated and expanded gate Other yard layout improvements to address inefficiencies and improve electrical redundancy at site Phase III – opportunity to optimize auto / rolling-stock operations Expand into 51A and 51B when Pasha moves to KCT New auto/VPC layout to support Ro-Ro operation Optimize 51A and 51B layout; includes demolition of existing buildings, etc.

Expansion Area: Max Cap no Annex

Update on Commercial Markets John Lauer, SVP and Chief Commercial Officer

Hawaii Service 3.5 calls per week into Hawaii with inbounds from LA, OAK and SEA 9-ship fleet will provide a fixed schedule Dedicated neighbor island barge service Overview of Service Matson’s Focus Prepare for 9-ship fleet Maintain best-in-class service integrity Market Overview Competitors: Pasha Barges Air freight Hawaii GDP continues to grow, but at a slowing pace Current 10-ship deployment

Hawaii Economic Indicators Hawaii Economic Indicators Market Commentary Westbound container volume driven primarily by consumption and replenishment, population growth and construction Tourist arrivals at record levels, but visitor expenditure has declined – impacts consumption and replenishment Population growth has been muted Retail customers adjusting to slowing economy as consumption activity flattens Construction has remained stable at a relatively high plateau of activity Hawaii construction market different than prior real estate cycles of “boom and bust” Slow transition to residential projects and development has been more gradual than anticipated 2017 2018 2019P Real GDP Growth 0.7% 1.3% 1.1% Unemployment Rate 2.4% 2.5% 2.7% Population Growth (0.3)% (0.3)% (0.1)% Real per Capita Income (% change) 1.4% 1.2% 0.9% Growth in Visitor Arrivals by Air 5.2% 5.9% 2.3% Growth in Real Visitor Expenditures 3.6% 4.2% (2.7)% Construction Job Growth (4.7)% (0.3)% 1.7% Total Commitments to Build (% change) (12.8)% 20.9% 0.1% Honolulu Housing Affordability Index (4.0)% (6.9)% (2.8)% Source: https://uhero.hawaii.edu/assets/19Q2_StateUpdate_Public.pdf Softening economic conditions in Hawaii will present headwinds for container volume growth in 2019.

China-to-Long Beach (CLX) Service

Overview of Service

- Weekly service from Ningbo/Shanghai to Long Beach
- A premium service providing an alternative to deferred air freight and other ocean carriers
- Dedicated terminal space in Long Beach with off-dock container yard
- Door-to-door services in coordination with Matson Logistics

Matson's Focus

- Continue to differentiate service with reliability as a premium service provider
- Attract new customers away from air freight

Market Overview

- Competitors:
  - APL and other transpacific carriers
  - Air freight carriers
- In 2019, expect volatility in transpacific capacity as it adjusts to demand as trade flow normalizes
  - In 1H19 saw blank sailings from transpacific carriers and port congestion in LA/LB play into CLX's strengths

#1 Transpacific Service Since 2006

- Expedited, 10-day service from Shanghai
- Exclusive terminal – unrivaled speed
- Next day cargo availability at off-dock facility

37 | 2019 Investor Day | August 14, 2019

Matson.

Guam Service Weekly service to Guam as part of CLX service 3-to-5 day transit advantage from U.S. West Coast Overview of Service Matson’s Focus Maintain superior service and on-time performance Fight for every piece of freight Market Overview Competitors: APL (U.S. flagged service) Trans-ships in Yokohama to Guam via a 2-ship feeder service Container volume growth has been flat – low GDP growth Military-related construction activity has been slower than anticipated Source: Management estimates Note: On-time performance within 59 minutes. 2019 YTD as of August 2, 2019. 0% 20% 40% 60% 80% 100% 2017 2018 2019 YTD On - time Performance MATX APL

Alaska Service Overview of Service Matson’s Focus Capture additional NB volume opportunities as economy improves Market Overview Primary competitors: TOTE Barges Air freight rates are very high relative to the cost of goods being shipped NB volume growth tied to Alaska’s economy – economic conditions improving Construction activity appears to be picking up SB volume tied to seasonality of seafood harvests 2019 expected to be a stronger season than last year Twice weekly service to Anchorage, Kodiak Weekly service into Dutch Harbor Matson is the only U.S. containership operator serving Kodiak and Dutch Harbor

AEDC 3-Year Outlook Industries most affected by the oil-recession are on the rebound “Robust activity on the North Slope is an encouraging sign of optimism among producers.” – AEDC, July 31, 2019 State fiscal certainty and sustainability an important step to driving economic growth Economic recovery in Alaska may be muted if Governor and legislature cannot address impasse on State budget. Anchorage Population Anchorage Employment Anchorage Building Permit Values Source: https://aedcweb.com/project/2019-3-year-outlook-report/

Update on Matson Logistics Jerome Holland, AVP Strategic Planning, Matson Logistics

Matson Logistics Overview Transportation Brokerage Domestic and international rail intermodal services Long-haul and regional highway trucking services Less-than-truckload and expedited freight services Freight Forwarding Warehousing and Distribution Over 1.5 million sq. ft. across 4 buildings in attractive port-based locations Mix of contract and public warehouses Supply Chain Mgmt. and Other PO management, freight forwarding and NVOCC services Organically grown from Matson’s CLX service LCL consolidation and freight forwarding services primarily to the Alaska market through Span Alaska

SPAN ALASKA PORT OF OAKLAND Georgia Ports Authority Supply Chain

Matson Logistics Note: Acquired Span Alaska in 3Q 2016. Operating Income (OI) and OI Margin (6/30/19) All service lines have performed exceptionally well in the last 18 months. 0% 1% 2% 3% 4% 5% 6% 7% 8% $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2012 2013 2014 2015 2016 2017 2018 LTM Operating Income Margin Operating Income ($ in millions) Operating Income Operating Income Margin

Matson Logistics Current Market Dynamics Matson’s Focus in 2019 Transportation Brokerage Softer freight demand Capacity-rich environment Mix shift from spot towards contract Lower intermodal volumes Adding to 53’ intermodal program Business development team Investments in IT to improve work flows and drive cost savings Freight Forwarding Volume growth from improving Alaska economy (e.g., construction and project-related) Environment remains competitive Complete new cross-dock facility in Anchorage for Span Alaska Continue to find and capitalize on new opportunities as Alaska emerges from recession Warehousing and Distribution Tight capacity in both East and West regions All four of Matson Logistics’ buildings at full utilization Improving customer mix and yield Process flow improvement and labor reduction Evaluating expansion opportunities Supply Chain Mgmt. and Other More door-to-door activity from China to the U.S. (e.g., Google and Samsung) Continue to build PO management business

Update on Span Alaska Tom Souply, President of Span Alaska

Span Alaska Overview Receives LCL freight in Auburn, WA for consolidation and shipment to Alaska Network of terminals enables transport of freight to all major population centers in AK Matson’s largest northbound freight customer Acquired Pacific Alaska Freightways, Inc. (“PAF”) in September 2015 which approximately doubled the size of the business

The Span Advantage Grew volume and profitability during Alaska recession Secured new accounts Extreme focus on customer retention New emphasis lanes – intra Alaska Award-winning trucking division 2018 and 2019 YTD Success Serving every major metro in Alaska with direct service and expert handling Long-tenured and loyal employees Premium service provider Purpose-built facilities The Span Advantage

SAFETY IS THE MOST IMPORTANT THING WE CAN DELIVER. Span Alaska Awarded Safest Truck Fleet Operator in Alaska.

New Span Alaska Service Center in Anchorage Estimated project cost = approximately $26 million (including land) Construction began July 2018 and expect facility to be ready in Q4 2019 54,000 SF, 88 loading doors 179 trailer spots, 8,100 SF covered flat deck loading area 4-bay vehicle maintenance shop Rationale: Consolidate two leased facilities into one larger owned facility Significant operating efficiencies Capacity for long-term growth and service offering expansion Further differentiates Span Alaska as the leading freight forwarder in Alaska in terms of service, quality, image, culture and people

Span Alaska Heightened competitive environment, but certainly manageable Smaller competitors facing financial pressure Several key competitors aligned with ocean carriers Carlile / TOTE Lynden / AML Current Market Dynamics Complete new facility in Anchorage Intensified sales focus Sales team focused on new accounts Cross-selling across Matson platform Continue to invest in people, equipment and technology Stress our advantages to drive business opportunities. Span’s Focus in 2019

Concluding Remarks Matt Cox, Chairman and CEO

Concluding Remarks In the late innings on the new vessel build program. When Lurline enters service will step down to a 9-ship deployment End of the steamship era when Old Matsonia is replaced by Lurline Majority of financial benefits of the new vessels around the corner Honolulu terminal investments will add to our competitive advantages. New cranes in place and other infrastructure work for Phase I headed towards completion in the first half of 2020 Honolulu terminal investments to reduce congestion/complexity and increase efficiency Matson’s terminal will be the most efficient in the trade Well-positioned for IMO 2020 regulations. 6 scrubber installations planned; by end of 2020, 8 of 12 active vessels in core tradelanes will have scrubbers installed Maintain optionality on fuel strategy for lowest cost solutions for Matson and its customers

Concluding Remarks (continued) We are very well-positioned in the markets we serve. Hawaii: Remain the market leader Alaska: Will benefit from improving Alaska economy China: Maintain highly differentiated service offering Guam: Competing effectively with APL SSAT: Very well-positioned; new Seattle terminal offers long-term growth opportunities Logistics: Opportunities to grow in niche areas; Span Alaska looking to capitalize on improving Alaska economy Focused on organic growth opportunities across the tradelanes and within Logistics. Significant cash flow generation allows for quick paydown of debt. Leverage peak expected in 1Q 2020 and shortly thereafter expect to pay down debt to target of “low-2s”

Questions & Answers

Appendix

Appendix – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA"), and Net Debt/EBITDA.

NET DEBT RECONCILIATION

(In millions)	June 30, 2019
Total Debt:	$ 844.6
Less: Cash and cash equivalents	(24.0)
Net Debt	$ 820.6

EBITDA RECONCILIATION

	Three Months Ended June 30,			Last Twelve
(In millions)	2019	2018	Change	Months
Net Income	$ 18.4	$ 32.6	$ (14.2)	$ 93.1
Add: Income taxes	7.3	8.8	(1.5)	27.9
Add: Interest expense	6.1	5.0	1.1	19.4
Add: Depreciation and amortization	24.0	23.8	0.2	93.4
Add: Dry-dock amortization	9.1	9.1	—	36.3
EBITDA (1)	$ 64.9	$ 79.3	$ (14.4)	$ 270.1

	Six Months Ended June 30,		
(In millions)	2019	2018	Change
Net Income	$ 30.9	$ 46.8	$ (15.9)
Add: Income taxes	8.3	19.1	(10.8)
Add: Interest expense	10.7	10.0	0.7
Add: Depreciation and amortization	47.1	47.2	(0.1)
Add: Dry-dock amortization	17.2	18.3	(1.1)
EBITDA (1)	$ 114.2	$ 141.4	$ (27.2)

(1) EBITDA is defined as the sum of net income plus income taxes, interest expense and depreciation and amortization (including deferred dry-docking amortization). EBITDA should not be considered as an alternative to net income (as determined in accordance with GAAP), as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. Our calculation of EBITDA may not be comparable to EBITDA as calculated by other companies, nor is this calculation identical to the EBITDA used by our lenders to determine financial covenant compliance.

55 | 2019 Investor Day | August 14, 2019

Matson.

Appendix – Non-GAAP Measures

($ in millions, except ROIC and ROE)	LTM as of 06/30/19	For the years ended December 31, 2018	2017	2016	2015	2014	2013	2012
Total debt	$ 844.6	$ 856.4	$ 857.1	$ 738.9	$ 429.9	$ 373.6	$ 286.1	$ 319.1
Less: total cash and cash equivalents	(24.0)	(19.6)	(19.8)	(13.9)	(25.5)	(293.4)	(114.5)	(19.9)
Less: cash on deposit in Capital Construction Fund	-	-	(0.9)	(31.2)	-	(27.5)	-	-
Net debt	820.6	836.8	836.4	693.8	404.4	52.7	171.6	299.2
Net income	$ 93.1 (1)	$ 109.0 (2)	$ 231.0 (3)	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	6.1
Add: income tax expense	27.9	38.7	(105.8)	49.1	74.8	51.9	32.2	33.0
Add: interest expense	19.4	18.7	24.2	24.1	18.5	17.3	14.4	11.7
Add: depreciation and amortization	129.7	130.9	146.6	135.4	105.8	90.1	91.0	95.4
EBITDA	270.1	297.3	296.0	290.0	302.1	230.1	191.3	192.1
Net income (A)	$ 93.1 (1)	$ 109.0 (2)	$ 231.0 (3)	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	6.1
Add: interest expense (tax-effected) (4)	14.4	14.2	14.9	15.1	10.7	10.0	9.0	7.2
Total return (B)	107.5	123.2	245.9	96.5	113.7	80.8	62.7	59.2
Average total debt	$ 888.6	$ 856.8	$ 798.0	$ 584.4	$ 401.8	$ 329.9	$ 302.6	$ 319.1 (5)
Average shareholders' equity (C)	731.9	716.3	586.1	472.8	407.1	351.0	309.1	279.9 (5)
Total invested capital (D)	1,620.5	1,573.1	1,384.1	1,057.2	808.9	680.9	611.7	599.0 (5)
ROIC = (B)/(D)	6.6%	7.8%	17.8%	9.1%	14.1%	11.9%	10.3%	9.9%
ROE = (A)/(C)	12.7%	15.2%	39.4%	17.2%	25.3%	20.2%	17.4%	16.4%

(1) Includes a non-cash tax benefit of $3.1 million related to discrete adjustments as a result of applying the provisions of the Tax Cuts and Jobs Act (the "Tax Act").

(2) Includes a non-cash tax expense of $2.9 million or $0.07 per diluted share related to discrete adjustments as a result of applying the provisions of the Tax Act.

(3) Includes the benefit of a one-time, non-cash adjustment of $154.0 million or $3.56 per diluted share related to the enactment of the Tax Act.

(4) The effective tax rates each year in the period 2012-2018 were 38.8%, 37.5%, 42.3%, 42.1%, 37.6%, (84.5%) and 26.2%, respectively. For the LTM period as of 06/30/19, the effective tax rate was 23.1%. The effective tax rates for 2017, 2018 and LTM, excluding adjustments related to the Tax Act, would have been 38.5%, 24.2% and 25.6%, respectively.

(5) The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the separation from Alexander & Baldwin.

56 | 2019 Investor Day | August 14, 2019 Matson.